UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 2, 2006


                            FirstFed Financial Corp.
                            ------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                  1-9566                     95-4087449
     ---------                 --------                   ------------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


401 Wilshire Boulevard, Santa Monica, California,           90401-1490
-------------------------------------------------          ------------
    (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (310) 319-6000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a 12)

[ ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)   under   the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to  Rule  13e-4(c)   under   the
    Exchange Act 917 CFR 240.13e-4(c))



                        Total number of pages is three.

Item 8.01 Other Events.

     In the proxy statement for the Annual Meeting of Shareholders of FirstFed Financial Corp. (the "Company") held on April 26, 2006, under the heading "Corporate Governance - Board of Directors Independence," the Company disclosed that the Company has established categories of immaterial relationships that are deemed not to have any bearing on a director's independence, and further disclosed that these categories are disclosed in the Company's Corporate Governance Guidelines, which are available on the Company's website (www.firstfedca.com).

     The Company inadvertently omitted disclosure of the categorical standards in the proxy statement itself. These categorical standards are as follows:

     The Corporate Governance Guidelines provide that no Company director will be considered non-independent solely as a result of any of the following relationships:

|X| if currently or at any time during the preceding three years the director was an employee or executive officer of, or a member of his or her immediate family was an employee or an executive officer of another company that makes payments to or receives payments from the Company for property or services in an amount which is less than $1 million and less than two percent (2%) of the annual consolidated gross revenues of the other company, determined for the most recent completed fiscal year;


|X| if currently or at any time during the preceding three years the director or a member of his or her immediate family was a director of another company that makes payments to or receives payments from the Company for property or services in an amount which is less than the greater of $1 million and two percent (2%) of the annual consolidated gross revenues of the other company, determined for the most recent completed fiscal year;


|X| if the director or a member of his or her immediate family is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness either of them owes to the other is less than one percent (1%) of the total consolidated assets of the other company;


|X| if the director or a member of his or her immediate family serves as an officer, director or trustee of a tax exempt organization, and the Company's discretionary contributions to the organization are no greater than the greater of $50,000 or one percent (1%) of that organization's total annual consolidated gross revenues (determined for the most recent completed fiscal year);


|X| if the director or a member of his or her immediate family serves as a non-employee director of another company (and has not been determined by such other company to be non-independent), on whose board one or more other Company directors sit as non-employee directors;


|X| if the director or a member of his or her immediate family maintains one or more deposit accounts with the Company, provided that there is no obligation or requirement to maintain the existence of such accounts and such accounts exist on terms and conditions that are no more favorable than those offered to the general public; or


|X| if the director or a member of his or her immediate family maintains one or more loans with the Company, provided that there is no obligation or requirement to maintain the existence of such loans and such loans are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, except for the interest rates and loan fees charged with respect to a director in accordance with the Company's Employee Loan Benefit Program.

     The Board will annually review all business, commercial and charitable relationships of the directors. Whether directors meet these categorical independence tests will be reviewed annually. The Board will make its determination of director independence public annually prior to director elections. The Company will explain in its annual proxy statement the basis for any determination by the Board that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth above.


     These director independence guidelines are subject to future changes by the Board, upon recommendation of the Governance Committee, as it may find necessary or advisable for the Company to achieve its governance objectives or as required by law or pursuant to the rules and regulations of the NYSE and the SEC.

                              S I G N A T U R E S


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   FIRSTFED FINANCIAL CORP.


Dated:  June 2, 2006                            By: /S/ Babette E. Heimbuch
                                                        --------------------
                                                        Babette E. Heimbuch
                                                        Chief Executive Officer